Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

THIS MUTUAL TERMINATION AGREEMENT (this “Agreement”), is made and entered into this 26th day of October, 2023 (“Effective Date”), by and among by and among Artemis Strategic Investment Corporation, a Delaware corporation (the “Purchaser”) and Danam Health, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, (i) the Purchaser, (ii) ASIC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser, (iii) Artemis Sponsor, LLC, a Delaware limited liability company, (iv) Suren Ajjarapu, an individual, and (v) the Company entered into that certain Agreement and Plan of Merger, dated as of August 6, 2023, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of September 7, 2023 (as amended, the “Merger Agreement”);

WHEREAS, Section 7.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Closing upon mutual written consent of the Purchaser and the Company.

WHEREAS, the Purchaser and the Company desire to mutually terminate the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Recitals. The above recitals are true and correct and incorporated herein by reference.

2.            Termination of Merger Agreement. Effective as of the Effective Date, the Merger Agreement is hereby terminated in all respects in accordance with Sections 7.1(a) and 7.2 of the Merger Agreement and is of no further force or effect by or against any Party thereto. Accordingly, all rights and obligations of the Parties under the Merger Agreement shall cease (other than Sections 5.14, 5.15, 7.2, 7.3, 8.1 and Article IX thereof, which will survive the termination of the Merger Agreement) without any Liability on the part of any Party or any of their respective Representatives.

3.            Miscellaneous.

a.            This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

b.            Captions and section headings appearing herein are included solely for convenience of reference only and are not intended to affect the interpretation of any provision of this Agreement.

c.            This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

d.            This Agreement cannot be modified, or any of the terms hereof waived, except by a written instrument signed by the parties.

e.            This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have executed this Mutual Termination Agreement as of the day and year first above written.

THE COMPANY:

DANAM HEALTH, INC.

By:	/s/ Suren Ajjarapu
Name: Suren Ajjarapu
Title: CEO

THE PURCHASER:

ARTEMIS STRATEGIC INVESTMENT CORPORATION

By:	/s/ Philip Kaplan
Name: Philip Kaplan
Title: Chief Executive Officer

[Signature Page to Mutual Termination Agreement]